Exhibit 99.1

February 4, 2008	CONTACTS:	Investor Relations – Mark G. Stockard
Phone:	(713) 381-4707
Toll Free:	(800) 659-0059
Media Relations – Rick Rainey
Phone:	(713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS RESULTS

FOR FOURTH QUARTER AND YEAR 2007

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported fourth quarter 2007 net income of $45.6 million, or $0.42 per unit, compared with net income of $56.6 million, or $0.53 per unit, for the fourth quarter of 2006. The $11 million decrease in net income was partly attributable to a $6 million gain on the sale of assets in the fourth quarter of 2006, or $0.06 per unit. In addition, net income for the fourth quarter of 2007 was negatively impacted by expenses for environmental reserves of approximately $2.4 million, acceleration of depreciation expense of approximately $1.2 million related to the decommissioning of a pipeline segment, the early retirement of senior notes of approximately $1.1 million, and higher maintenance expenses in the fourth quarter, all of which negatively impacted net income. Partially offsetting these decreases of net income were higher transportation revenues of $10.4 million, or $0.10 per unit. Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding gain on the sales of assets in the fourth quarter of 2006, increased 8 percent to $117.4 million for the fourth quarter of 2007, compared with $108.3 million for the fourth quarter of 2006.

Net income for the year ended December 31, 2007 increased 38 percent to a record $279.2 million, or $2.60 per unit, compared with $202.1 million, or $1.96 per unit for the year 2006. Net income for the year ended December 31, 2007 includes a $59.6 million

TEPPCO 4Q 2007 Earnings	Page 2

gain on the sale of TEPPCO’s ownership interests in Mont Belvieu Storage Partners, L.P. and Mont Belvieu Venture, LLC (collectively, MBSP), required by the Federal Trade Commission, and an $18.7 million gain on the sales of other assets, all of which occurred during the first quarter of 2007. Net income for the year ended December 31, 2006, included $25.3 million of gains on the sales of assets, which included $17.9 million related to the sale of the Pioneer gas processing plant in March 2006, and also included $1.5 million of income from the Pioneer plant, which was accounted for as discontinued operations prior to the sale. Income from continuing operations increased $96.5 million to $279.2 million, or $2.60 per unit, for the year ended December 31, 2007, compared with $182.7 million, or $1.77 per unit, for 2006. Excluding the gains on the sale of the interests in MBSP and other assets ($78.3 million in 2007 and $7.4 million in 2006), income from continuing operations increased 15 percent to $200.9 million for the year 2007, compared with $175.3 million for the year 2006.

EBITDA from continuing operations increased $125.3 million to a record $538.0 million for the year ended December 31, 2007, compared with $412.7 million for 2006. EBITDA from continuing operations, excluding gains from the sale of MBSP and other assets, was $459.7 million for the year ended December 31, 2007, compared with $406.9 million for 2006. EBITDA, EBITDA from continuing operations and EBITDA from continuing operations excluding gains from asset sales and ownership interests are non-GAAP (Generally Accepted Accounting Principles) financial measures, which are defined and reconciled to their most directly comparable GAAP financial measures later in this news release.

“TEPPCO’s businesses delivered a solid fourth quarter for 2007 as each segment reported increased EBITDA and higher volumes over the prior year quarter,” said Jerry E. Thompson, president and chief executive officer of the general partner of TEPPCO Partners, L.P. “The growth trend on gas gathering volumes on the Jonah system continued, with a 22 percent increase over the fourth quarter of 2006. Refined products

TEPPCO 4Q 2007 Earnings	Page 3

demand remained strong with a 13 percent increase over the prior year and more than offset the negative impact of warmer than normal weather in the Midwest and Northeast regions during the quarter. Crude oil transportation volumes increased 9 percent, benefiting from completed construction projects during 2007.”

“We are extremely pleased with our full-year results, with income from continuing operations, excluding gains from the sales of assets, increasing 15 percent over 2006,” added Thompson. “We completed several projects in 2007 that will provide incremental cash flow in 2008 and remain committed to utilizing our diversified, fee-based assets to execute on our plan to grow the partnership. The expansion of the Jonah field gathering capacity to 2.35 billion cubic feet per day (Bcfd) will be completed later this quarter and the 5.4 million barrel Motiva products terminal in Port Arthur, Texas, remains on schedule with a completion date in the first quarter of 2010. We ended 2007 with a strong balance sheet and an annualized distribution rate of $2.78 per unit, a 3 percent increase over the annualized rate at the beginning of the year.”

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream segment

EBITDA for the Upstream segment, which includes crude oil transportation, storage, gathering and marketing activities, as well as distribution of lubrication oils and specialty chemicals, was $26.0 million for the fourth quarter of 2007, compared with $25.3 million for the fourth quarter of 2006. Increased transportation and marketing volumes and rates led to improved segment performance, partially offset by higher operating and labor expenses. The 2006 period also included a $1.8 million gain on the sale of assets.

TEPPCO’s share of EBITDA in Seaway Crude Pipeline was $0.3 million for the fourth quarter of 2007, compared with $3.5 million for the fourth quarter of 2006. The decrease reflects lower long-haul transportation volumes, increased expenses related to pipeline

TEPPCO 4Q 2007 Earnings	Page 4

integrity costs and product measurement and the decreased sharing ratio of TEPPCO’s portion of equity earnings in Seaway to 40 percent in 2007 from the average sharing ratio of 47 percent in 2006. The partnership’s equity earnings in Seaway for all future periods will reflect a sharing ratio of 40 percent. Long-haul volumes on Seaway averaged 132,000 bpd in the fourth quarter of 2007, compared with an average of 227,000 bpd in the corresponding quarter of 2006. Seaway transportation volumes in the fourth quarter of 2007 were negatively impacted by operating disruptions at Midwest refineries that continued into the early part of the fourth quarter, pipeline capacity constraints for crude oil transportation downstream of the Cushing, Oklahoma, trading hub, increased volumes of Canadian crude oil in the U.S., and logistics changes at key refineries to accommodate heavier crude oil.

Downstream segment

EBITDA for the Downstream segment, which includes the transportation, marketing and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals, was $46.2 million for the fourth quarter of 2007, compared with $45.5 million for the fourth quarter of 2006, which also included a $4.2 million gain on the sale of assets. The increase in 2007 was due primarily to increased refined products and LPG transportation revenues, partially offset by increased operating expenses and environmental remediation costs.

TEPPCO’s share of EBITDA from unconsolidated investments, which is included in Downstream EBITDA, was $0.5 million for the fourth quarter of 2007, compared with $3.3 million for the fourth quarter of 2006. The fourth quarter of 2006 included $5.5 million of EBITDA related to the ownership interest in MBSP, which was sold in the first quarter of 2007. The improved performance of TEPPCO’s investment in Centennial Pipeline, which now comprises substantially all of Downstream’s investments in unconsolidated affiliates since the MBSP sale, was due to increased transportation

TEPPCO 4Q 2007 Earnings	Page 5

volumes, which averaged approximately 171,000 bpd in the fourth quarter of 2007, compared with 137,000 bpd in the fourth quarter of 2006.

Midstream segment

The Midstream segment includes natural gas gathering services, as well as storage, transportation and fractionation of natural gas liquids (NGLs). EBITDA for the fourth quarter of 2007 was $45.2 million, compared with $43.5 million for the fourth quarter of 2006. The increase was due primarily to increased NGL transportation revenues, partially offset by lower revenues from the Val Verde natural gas gathering system.

TEPPCO’s share of EBITDA from its investment in Jonah Gas Gathering Company increased 5 percent to $28.9 million in the fourth quarter of 2007 from $27.4 million in 2006. The increase resulted primarily from increased gathering volumes in the 2007 fourth quarter, which averaged 1.8 Bcfd, partially offset by a lower percentage of EBITDA received by TEPPCO in 2007 pursuant to the terms of the joint venture agreement. TEPPCO’s joint venture partner, an affiliate of Enterprise Products Partners L.P., earned a 19 percent interest in Jonah beginning in the third quarter of 2007 in return for its capital contribution to partially fund the phase V expansion. Under the terms of the joint venture agreement, the sharing ratio will stay at the current level unless one of the parties makes a disproportionate contribution to fund future expansions.

CAPITALIZATION AND LIQUIDITY

Total principal amount of debt outstanding at December 31, 2007 was approximately $1.8 billion, which includes $490 million of principal outstanding under the multi-year $700 million revolving credit facility. In December 2007, the partnership entered into a $1.0 billion, 364-day credit facility. No amounts were outstanding under this facility at December 31, 2007. The 364-day facility was entered into to fund the payment of the $355 million of senior notes in January 2008 and to fund the approximate $320 million

TEPPCO 4Q 2007 Earnings	Page 6

of debt related to the acquisition of the marine transportation business on February 1, 2008, as well as other general partnership purposes. Interest expense increased $6.7 million in the fourth quarter of 2007, compared with the 2006 fourth quarter, primarily due to the 7.00 percent fixed-rate junior subordinated notes issued in June 2007, and $1.1 million of prepayment premiums on an early redemption of a portion of the senior notes. The junior subordinated notes receive an average equity content treatment of 50 percent from both Moody’s and Standard and Poor’s, and 75 percent equity content from Fitch Ratings.

During the year ended December 31, 2007, TEPPCO spent $176.2 million on revenue-generating projects and $52.1 million to maintain existing assets. In addition, TEPPCO spent $187.5 million for its share of capital expenditures primarily related to the Jonah phase V expansion.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include the following non-GAAP measures under the rules of the Securities and Exchange Commission (SEC): EBITDA, EBITDA from continuing operations and EBITDA from continuing operations, excluding gains from sales of assets and ownership interests; income from continuing operations, excluding gains from sales of assets and ownership interests; and margin of the Upstream segment. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or income from continuing operations, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.

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We define EBITDA as net income plus interest expense – net, income tax expense,depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA and related adjusted EBITDA measures in our disclosures because we believe they are used by our investors as supplemental financial measures in the evaluation of our business. Further, we believe EBITDA and related adjusted EBITDA measures provide useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. As a result, these measures provide investors with a helpful tool for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures. EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity. A reconciliation of these measures to net income is provided in the Financial Highlights table and the Business Segment Data table.

We have presented income from continuing operations, excluding gains on sales of assets and ownership interests, in our disclosures because we believe it is useful to our investors in assessing the results of operations from our continuing assets. A reconciliation of this measure to income from continuing operations is provided in this release and the Financial Highlights table.

Margin of our Upstream segment is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries. We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed. Additionally, we use margin internally to evaluate the financial performance of the

TEPPCO 4Q 2007 Earnings	Page 8

Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated. A reconciliation of margin to operating income is provided in the Operating Data table.

TEPPCO will host a conference call related to earnings performance today, February 4, 2008 at 8 a.m. CST. Interested parties may listen live over the Internet through the partnership’s Web site at www.teppco.com. An audio replay of the conference call will be available for seven days by dialing 888-203-1112, confirmation code 2224834. The replay and transcript will also be available on the TEPPCO Web site.

TEPPCO Partners, L.P. is a publicly traded partnership with an enterprise value of more than $5.5 billion, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in transportation, storage, gathering and marketing of crude oil; owns and operates natural gas gathering systems; owns and operates a marine transportation business for refined products, crude oil and lube products; and has ownership interests in Jonah Gas Gathering Company, Seaway Crude Pipeline Company, Centennial Pipeline LLC, and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings L.P. (NYSE: EPE), which also owns the general partner of Enterprise Products Partners L.P. (NYSE: EPD). For more information, visit TEPPCO’s Web site at www.teppco.com.

This news release includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties, such as the partnership’s expectations regarding future cash flows and timing of project completions. These risks and uncertainties include, among other things, insufficient cash from operations, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P.’s filings with the Securities and Exchange Commission. If any of these risks or uncertainties

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materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The partnership disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

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TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating Revenues:
Sales of petroleum products	$ 2,908.1	$ 1,950.2	$ 9,147.1	$ 9,080.5
Transportation - Refined Products	43.3	39.2	170.2	152.6
Transportation - LPGs	31.5	29.7	101.1	89.3
Transportation - Crude oil	13.3	9.8	46.0	38.8
Transportation - NGLs	12.5	11.5	46.5	43.9
Gathering - Natural Gas	15.4	16.1	61.6	123.9
Other	25.5	19.5	85.6	78.5

Total Operating Revenues	3,049.6	2,076.0	9,658.1	9,607.5

Costs and Expenses:
Purchases of petroleum products	2,875.5	1,923.6	9,017.1	8,967.1
Operating expenses	60.1	56.0	209.7	221.0
Operating fuel and power	16.3	14.7	61.5	57.4
General and administrative	9.5	6.0	33.7	31.3
Depreciation and amortization	27.5	24.6	105.2	108.3
Gains on sales of assets	-	(6.0)	(18.7)	(7.4)

Total Costs and Expenses	2,988.9	2,018.9	9,408.5	9,377.7

Operating Income	60.7	57.1	249.6	229.8

Interest expense - net	(29.3)	(22.6)	(101.2)	(86.2)
Equity earnings	13.9	21.5	68.8	36.8
Gain (loss) on sale of ownership interest in Mont
Belvieu Storage Partners, L.P. (MBSP)	-	-	59.6	-
Interest income	0.4	0.4	1.7	2.1
Other income - net	0.2	0.2	1.3	0.9

Income before provision for income taxes	45.9	56.6	279.8	183.4

Provision for income taxes	0.3	-	0.6	0.7

Income from continuing operations	45.6	56.6	279.2	182.7

Income from discontinued operations	-	-	-	1.5
Gain on sale of discontinued operations	-	-	-	17.9

Discontinued operations	-	-	-	19.4

Net Income	$ 45.6	$ 56.6	$ 279.2	$ 202.1

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
EBITDA from continuing operations
Net Income	$ 45.6	$ 56.6	$ 279.2	$ 202.1
Discontinued operations	-	-	-	(19.4)
Income from continuing operations	45.6	56.6	279.2	182.7
Provision for income taxes	0.3	-	0.6	0.7
Interest expense - net	29.3	22.6	101.2	86.2
Depreciation and amortization (D&A)	27.5	24.6	105.2	108.3
Amortization of excess investment in joint ventures	2.0	1.1	6.1	4.2
TEPPCO's pro-rata percentage of joint venture
interest expense and D&A	12.7	9.4	45.7	30.6
EBITDA from continuing operations	117.4	114.3	538.0	412.7

Add: Discontinued operations	-	-	-	19.4
Add: D&A included in discontinued operations	-	-	-	0.1
EBITDA	117.4	114.3	538.0	432.2

Less: (Gains) losses on sales of assets and ownership interest
in MBSP	-	(6.0)	(78.3)	(7.4)
Less: Gain on sale of discontinued operations	-	-	-	(17.9)
EBITDA from continuing operations, excluding gains from
sales of assets and ownership interests	$ 117.4	$ 108.3	$ 459.7	$ 406.9

TEPPCO Partners, L. P.
PER UNIT DATA
(Unaudited - In Millions, Except Per Unit Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net Income Allocation:
Limited Partner Unitholders:
Income from continuing operations	$ 38.1	$ 41.6	$ 233.2	$ 130.5
Discontinued operations	-	-	-	13.9
Total Net Income Allocated to Limited Partners Unitholders	38.1	41.6	233.2	144.4

General Partner:
Income from continuing operations	7.5	15.0	46.0	52.2
Discontinued operations	-	-	-	5.5
Total Net Income Allocated to General Partner	7.5	15.0	46.0	57.7

Total:
Income from continuing operations	45.6	56.6	279.2	182.7
Discontinued operations	-	-	-	19.4
Total Net Income Allocated	$ 45.6	$ 56.6	$ 279.2	$ 202.1

Basic and Diluted Net Income Per Limited Partner Unit:
Income from continuing operations	$ 0.42	$ 0.53	$ 2.60	$ 1.77
Discontinued operations	-	-	-	0.19
Earnings Per Unit	$ 0.42	$ 0.53	$ 2.60	$ 1.96

Weighted Average Number of Limited Partner Units	89.9	79.2	89.9	73.7

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)
				Intersegment
Three Months Ended December 31, 2007	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 100.1	$ 31.3	$ 2,918.2	$ -	$ 3,049.6
Purchases of petroleum products	5.9	-	2,870.7	(1.1)	2,875.5
Operating expenses	44.0	12.8	19.6	-	76.4
General and administrative	4.7	2.4	2.4	-	9.5
Depreciation and amortization (D&A)	12.0	10.6	4.9	-	27.5
Gains on sales of assets	-	-	-	-	-
Operating Income	33.5	5.5	20.6	1.1	60.7
Equity (losses) earnings (2)	(4.0)	20.7	(1.7)	(1.1)	13.9
Gain (loss) on sale of ownership interest in MBSP	-	-	-	-	-
Interest income	0.2	-	0.2	-	0.4
Other - net	-	0.2	-	-	0.2
Income before interest	29.7	26.4	19.1	-	75.2
Depreciation and amortization	12.0	10.6	4.9	-	27.5
Amortization of excess investment in joint ventures	1.8	-	0.2	-	2.0
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.7	8.2	1.8	-	12.7
EBITDA	$ 46.2	$ 45.2	$ 26.0	$ -	$ 117.4
Provision for income taxes					(0.3)
Depreciation and amortization					(27.5)
Interest expense - net					(29.3)
Amortization of excess investment in joint ventures					(2.0)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(12.7)
Net Income					$ 45.6

				Intersegment
Three Months Ended December 31, 2006	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 88.5	$ 30.7	$ 1,957.1	$ (0.3)	$ 2,076.0
Purchases of petroleum products	5.5	-	1,920.5	(2.4)	1,923.6
Operating expenses	41.5	13.4	15.9	(0.1)	70.7
General and administrative	3.8	1.3	0.9	-	6.0
Depreciation and amortization (D&A)	10.3	10.4	3.9	-	24.6
Gains on sales of assets	(4.2)	-	(1.8)	-	(6.0)
Operating Income	31.6	5.6	17.7	2.2	57.1
Equity (losses) earnings (2)	(1.5)	23.5	1.7	(2.2)	21.5
Interest income	0.2	0.1	0.1	-	0.4
Other - net	0.1	-	0.1	-	0.2
Income before interest	30.4	29.2	19.6	-	79.2
Depreciation and amortization	10.3	10.4	3.9	-	24.6
Amortization of excess investment in joint ventures	0.9	-	0.2	-	1.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	3.9	3.9	1.6	-	9.4
EBITDA	$ 45.5	$ 43.5	$ 25.3	$ -	$ 114.3
Discontinued operations					-
Provision for income taxes					-
Depreciation and amortization					(24.6)
Interest expense - net					(22.6)
Amortization of excess investment in joint ventures					(1.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(9.4)
Net Income					$ 56.6

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners and
another investment.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Intersegment
Twelve Months Ended December 31, 2007	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 362.7	$ 122.2	$ 9,173.7	$ (0.5)	$ 9,658.1
Purchases of petroleum products	30.0	-	8,992.1	(5.0)	9,017.1
Operating expenses	153.2	46.5	71.5	-	271.2
General and administrative	17.0	9.1	7.6	-	33.7
Depreciation and amortization (D&A)	46.1	40.8	18.3	-	105.2
Gains on sales of assets	(18.7)	-	-	-	(18.7)
Operating Income	135.1	25.8	84.2	4.5	249.6
Equity (losses) earnings (2)	(12.4)	83.1	2.6	(4.5)	68.8
Gain on sale of ownership interest in MBSP	59.6	-	-	-	59.6
Interest income	0.9	0.6	0.2	-	1.7
Other - net	1.1	-	0.2	-	1.3
Income before interest	184.3	109.5	87.2	-	381.0
Depreciation and amortization	46.1	40.8	18.3	-	105.2
Amortization of excess investment in joint ventures	5.3	0.1	0.7	-	6.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	11.4	27.2	7.1	-	45.7
EBITDA from continuing operations	$ 247.1	$ 177.6	$ 113.3	$ -	$ 538.0
Provision for income taxes					(0.6)
Depreciation and amortization					(105.2)
Interest expense - net					(101.2)
Amortization of excess investment in joint ventures					(6.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(45.7)
Net Income					$ 279.2

				Intersegment
Twelve Months Ended December 31, 2006	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 304.3	$ 201.3	$ 9,109.6	$ (7.7)	$ 9,607.5
Purchases of petroleum products	5.5	17.3	8,953.4	(9.1)	8,967.1
Operating expenses	153.2	59.2	66.8	(0.8)	278.4
General and administrative	17.1	8.2	6.0	-	31.3
Depreciation and amortization (D&A)	41.4	52.5	14.4	-	108.3
Gains on sales of assets	(4.2)	(1.4)	(1.8)	-	(7.4)
Operating Income	91.3	65.5	70.8	2.2	229.8
Equity (losses) earnings (2)	(8.0)	35.1	11.9	(2.2)	36.8
Interest income	1.0	0.7	0.4	-	2.1
Other - net	0.5	-	0.4	-	0.9
Income before interest	84.8	101.3	83.5	-	269.6
Depreciation and amortization	41.4	52.5	14.4	-	108.3
Amortization of excess investment in joint ventures	3.6	-	0.6	-	4.2
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	16.0	8.0	6.6	-	30.6
EBITDA from continuing operations	$ 145.8	$ 161.8	$ 105.1	$ -	$ 412.7
Discontinued operations					19.4
Provision for income taxes					(0.7)
Depreciation and amortization					(108.3)
Interest expense - net					(86.2)
Amortization of excess investment in joint ventures					(4.2)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(30.6)
Net Income					$ 202.1

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners and
another investment.

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Twelve Months Ended
	December 31,
	2007	2006
Cash Flows from Operating Activities
Net income	$ 279.2	$ 202.1
Income from discontinued operations	-	(19.4)
Deferred income taxes	(0.7)	0.7
Gains on sales of assets and ownership interests	(78.3)	(7.4)
Loss on early extinguishment of debt	1.4	-
Depreciation, working capital and other	149.0	95.6
Cash flows from discontinued operations	-	1.5

Net Cash Provided by Operating Activities	350.6	273.1

Cash Flows from Investing Activities:
Proceeds from sales of assets	27.8	51.6
Proceeds from sale of ownership interest	137.3	-
Purchase of assets	(12.9)	(20.5)
Cash paid for linefill on assets owned	(39.4)	(6.5)
Capitalized costs incurred to develop identifiable intangible assets	(3.3)	-
Investment in Mont Belvieu Storage Partners, L.P.	-	(4.8)
Investment in Centennial Pipeline LLC	(11.1)	(2.5)
Investment in Jonah Gas Gathering Company (1)	(187.5)	(121.0)
Capital expenditures (2)	(228.3)	(170.0)

Net Cash Used in Investing Activities	(317.4)	(273.7)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	1,305.8	924.1
Repayments on revolving credit facilities	(1,305.8)	(840.0)
Issuance of Junior Subordinated Notes	299.5	-
Redemption of portion of 7.51% Senior Notes	(36.1)	-
Issuance of LP Units, net	1.7	195.1
Proceeds from termination of treasury locks	1.4	-
Payment for termination of interest rate swap	(1.2)	-
Debt issuance costs	(4.1)	-
Distributions paid	(294.5)	(278.6)

Net Cash Used in Financing Activities	(33.3)	0.6

Net Change in Cash and Cash Equivalents	(0.1)	-
Cash and Cash Equivalents -- January 1	0.1	0.1

Cash and Cash Equivalents -- December 31	$ -	$ 0.1

Non-cash investing activities:
Net assets transferred to Jonah Gas Gathering Company	$ -	$ 572.6
Payable to Enterprise Gas Processing, LLC for spending
for Phase V expansion of Jonah Gas Gathering Company	$ 9.9	$ 8.7
Supplemental Information:
Interest paid (net of capitalized interest)	$ 104.2	$ 88.1

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.

(2)	Includes capital expenditures for maintaining existing operations of $52.1 million in 2007, and $40.0 million in 2006.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	December 31,	December 31,
	2007	2006

Assets
Current assets
Cash and cash equivalents	$ -	$ 0.1
Other	1,516.0	966.6

Total current assets	1,516.0	966.7

Property, plant and equipment - net	1,793.6	1,642.1
Intangible assets (1)	164.7	185.4
Equity investments	1,147.0	1,039.7
Other assets	128.8	88.2

Total assets	$ 4,750.1	$ 3,922.1

Liabilities and Partners' Capital

Current liabilities
Senior Notes	$ 354.0	$ -
Other	1,593.3	976.5

Total current liabilities	1,947.3	976.5

Senior Notes (2)	721.5	1,113.3
Junior Subordinated Notes	299.5	-
Other long-term debt	490.0	490.0
Deferred tax liability	-	0.7
Other non-current liabilities	27.2	21.3
Partners' capital
Accumulated other comprehensive income (loss)	(42.6)	0.4
General partner's interest (3)	(88.0)	(85.7)
Limited partners' interests	1,395.2	1,405.6

Total partners' capital	1,264.6	1,320.3

Total liabilities and partners' capital	$ 4,750.1	$ 3,922.1

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.
(2)	Includes $22.2 million and $25.3 million at Dec. 31, 2007 and 2006, respectively, related to fair value hedges.

(3)	Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Downstream Segment:
Barrels Delivered
Refined Products	45.3	40.2	174.9	165.3
LPGs	11.3	14.3	42.0	45.0

Total	56.6	54.5	216.9	210.3

Average Tariff Per Barrel
Refined Products	$ 0.95	$ 0.98	$ 0.97	$ 0.92
LPGs	2.79	2.08	2.41	1.98

Average System Tariff Per Barrel	$ 1.32	$ 1.26	$ 1.25	$ 1.15

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$ 21.4	$ 16.9	$ 75.3	$ 67.4
Crude oil marketing margin	17.0	11.8	72.6	58.4
Crude oil terminaling revenue	4.1	3.1	14.5	11.8
Lubrication Services, LLC (LSI) margin	2.3	2.2	8.8	8.6
Total Margins/Revenues	$ 44.8	$ 34.0	$ 171.2	$ 146.2

Reconciliation of Margins/Revenues to Operating Income:

Sales of petroleum products	$ 2,902.2	$ 1,944.7	$ 9,117.3	$ 9,060.8
Transportation - Crude oil	13.3	9.8	46.0	38.8
Purchases of petroleum products	(2,870.7)	(1,920.5)	(8,992.1)	(8,953.4)
Total Margins/Revenues	44.8	34.0	171.2	146.2
Other operating revenues	2.7	2.6	10.4	10.0
Operating expenses	(19.6)	(15.9)	(71.5)	(66.8)
General and administrative	(2.4)	(0.9)	(7.6)	(6.0)
Depreciation and amortization	(4.9)	(3.9)	(18.3)	(14.4)
Gains on sales of assets	-	1.8	-	1.8
Operating income	$ 20.6	$ 17.7	$ 84.2	$ 70.8

Total barrels
Crude oil transportation	25.2	23.1	96.5	91.5
Crude oil marketing	58.2	54.9	232.0	222.1
Crude oil terminaling	32.0	33.0	135.0	126.0

Lubrication oil volume (total gallons):	4.0	3.8	15.3	14.4

Margin/average tariff per barrel:
Crude oil transportation	$ 0.848	$ 0.733	$ 0.781	$ 0.737
Crude oil marketing	0.291	0.215	0.313	0.263
Crude oil terminaling	0.129	0.095	0.107	0.094

Lubrication oil margin (per gallon):	$ 0.578	$ 0.578	$ 0.575	$ 0.593

Midstream Segment:
Gathering - Natural Gas - Jonah
Bcf	164.1	134.1	588.4	472.9
Btu (in trillions)	181.0	147.6	648.8	521.7
Average fee per MMBtu	$ 0.227	$ 0.196	$ 0.214	$ 0.203

Gathering - Natural Gas - Val Verde
Bcf	44.4	44.6	175.7	181.9
Btu (in trillions)	39.6	39.5	156.0	160.9
Average fee per MMBtu	$ 0.388	$ 0.407	$ 0.395	$ 0.406

Transportation - NGLs
Total barrels (includes lease barrels)	20.2	18.2	77.0	69.7
Average rate per barrel	$ 0.704	$ 0.682	$ 0.688	$ 0.674

Fractionation - NGLs
Total barrels	1.1	1.1	4.2	4.4
Average rate per barrel	$ 1.742	$ 1.683	$ 1.768	$ 1.662

Natural Gas Sales
Btu (in trillions)	2.8	4.0	14.8	10.2
Average fee per MMBtu	$ 4.27	$ 4.55	$ 4.28	$ 4.98

Sales - Condensate
Total barrels (thousands)	19.0	41.9	76.3	87.6
Average rate per barrel	$ 77.44	$ 56.63	$ 70.01	$ 61.42